Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Stocholders
Visionics Corporation

         We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Experts" in the registration statement.



                                        /s/ KPMG LLP


Minneapolis, Minnesota
August 30, 2001